UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 23, 2009

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 338-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On January 28, 2009, Dell Inc. issued a press release with respect to its anticipated financial results for the company’s fiscal quarter ending January 30, 2009.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On January 28, 2009, Dell Inc. issued a press release announcing that on January 23, 2009, Dell approved accelerated vesting of certain unvested stock options previously awarded to certain employees and non-employee Directors under its stock based compensation plans, including the following officers: Brian T. Gladden, Ronald G. Garriques and Thomas W. Sweet, and the following members of the Board of Directors: Donald J. Carty, William H. Gray, III, Sallie L. Krawcheck, Alan (A.G.) Lafley, Judy C. Lewent, Thomas W. Luce, III, Klaus S. Luft, Michael A. Miles and Sam Nunn. The company is fully vesting previously awarded stock options that have exercise prices higher than $10.14, the closing price of Dell common stock on January 23, 2009, the effective date of the acceleration. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 99.1 – Press Release issued by Dell Inc., dated January 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	January 28, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary
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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Dell Inc., dated January 28, 2009.

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